Exhibit 16.1

October 7, 2008

Securities and Exchange Commission
450 Fifth Street. N.W.
Washington, D.C 20549

Dear Sirs:

Re: Synthenol, Inc.

We have read Item 4.01 of Form 8-K dated October 7, 2008 of Synthenol, Inc. (File Ref. no.: 000-29219) and:

a)	We are in agreement with the statements made in paragraphs one through paragraph five.

b)	We have no basis to agree or disagree with the statements made in paragraph six.

Yours truly,

/s/ DMCL

Dale Matheson Carr-Hilton Labonte LLP

Chartered Accountants